As filed with the Securities and Exchange Commission on March [        ], 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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AMN Healthcare Services, Inc.

12235 El Camino Real, Suite 200

San Diego, California 92130

(800) 282-0300

April 7, 2003

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company” or “AMN”) at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California on May 8, 2003, at 8:00 a.m., local time. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying formal notice of the Annual Meeting and proxy statement.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2002 is enclosed. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly so that your shares will be represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Thank you for your ongoing support of and continued interest in AMN.

Very truly yours,

Steven C. Francis,
President and Chief Executive Officer

AMN Healthcare Services, Inc.

12235 El Camino Real, Suite 200

San Diego, California 92130

(800) 282-0300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON MAY 8, 2003 AT 8:00 A.M.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company”) will be held at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California on May 8, 2003 at 8:00 a.m., local time, for the following purposes:

(1)	To elect six directors to the Company’s Board of Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified;

(2)	To approve the Company’s Senior Management Incentive Bonus Plan;

(3)	To ratify the selection by the Company’s Board of Directors of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 17, 2003 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your share(s) be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

April 7, 2003	By Order of the Board of Directors, Susan R. Nowakowski, Executive Vice President, Chief Operating Officer and Secretary San Diego, California

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO

COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

AMN Healthcare Services, Inc.

12235 El Camino Real, Suite 200

San Diego, California 92130

(800) 282-0300

PROXY STATEMENT

for Annual Meeting of Stockholders

to be held on May 8, 2003

General

This Proxy Statement, which is first being mailed to the stockholders of AMN Healthcare Services, Inc. (the “Company” or “AMN”) on approximately April 7, 2003, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of AMN for use at the annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California on May 8, 2003 at 8:00 a.m., local time, or at any subsequent time which may be necessary by any adjournment of the Annual Meeting.

Proxies in proper form received by the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR proposals (1), (2) and (3). Business transacted at the Annual Meeting is confined to the purposes stated in the Notice of Annual Meeting. The proxy does, however, convey discretionary authority to the persons named in it to vote on such other business as may properly come before the Annual Meeting.

Shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), cannot be voted at the Annual Meeting unless the holder is present or represented by proxy.

Voting Securities

The Board of Directors, in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), has fixed the close of business on March 17, 2003 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on that date, the outstanding number of voting securities of the Company was 38,574,050 shares of Common Stock.

For each share held as of the Record Date, each holder of Common Stock is entitled to one vote. If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the voting power represented by all outstanding shares constitutes a quorum. If a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the votes cast by the stockholders present (in person or by proxy) and entitled to vote at the Annual Meeting is required for the election of each director (Proposal 1); the affirmative vote of a majority of the voting power cast (in person or by proxy) and entitled to vote at the Annual Meeting is required for approval of the Senior Management Incentive Bonus Plan (Proposal 2); and the affirmative vote of the majority of the voting power (in person or by proxy) and entitled to vote at the Annual Meeting is required for the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditors (Proposal 3).

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by giving the Secretary of the Company a letter revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Six directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting or until their successors are duly elected and qualified. The proxy will be voted in accordance with the directions stated on the card, or if no directions are stated, for election of each of the six nominees listed below. The nominees for election who are named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee.

The following table shows certain information concerning the Company’s current directors (each of whom is a director nominee) and the Company’s other executive officers.

Name	Age	Positions(s)
Robert B. Haas	55	Chairman of the Board and Director
Steven C. Francis	48	Director, President and Chief Executive Officer
Michael R. Gallagher	57	Director
William F. Miller III	53	Director
Andrew M. Stern	54	Director
Douglas D. Wheat	52	Director
Susan R. Nowakowski	38	Executive Vice President, Chief Operating Officer and Secretary
Donald R. Myll	45	Chief Financial Officer, Chief Accounting Officer and Treasurer

Information with respect to the business experience and affiliations of the Company’s directors, director nominees and executive officers is set forth below.

Robert B. Haas has been the Company’s Chairman of the Board of Directors and a director since November 1999. Mr. Haas also serves as a member of the Company’s Executive Committee. Mr. Haas has been actively involved in private business investments since 1978, specializing in leveraged buyouts. He has served as Chairman of the Board of Directors and Chief Executive Officer of Haas Wheat & Partners, L.P., a private investment firm specializing in leveraged acquisitions, since 1992. Mr. Haas also serves as Chairman and a director of Playtex Products, Inc., Nebraska Book Company, Inc. and NBC Acquisition Corp.

Steven C. Francis co-founded the Company’s predecessor, AMN Healthcare, Inc., in 1985. He has been an executive officer and director since 1985 and the Company’s President and Chief Executive Officer since June 1990. Mr. Francis also serves as a member of the Company’s Executive Committee. Prior to 1985, Mr. Francis served in several management positions in the hospitality industry. In addition, he served in the Nevada State Assembly from 1983 to 1987 and was elected as the Majority Leader from 1985 to 1987. Mr. Francis serves as a board member of Father Joe’s Villages, one of the largest private homeless shelter organizations in the United States.

Michael R. Gallagher has been a director since November 2001. Mr. Gallagher also serves as a member of the Company’s Audit, Compensation and Stock Plan Committees. Mr. Gallagher has served as Chief Executive Officer of Playtex Products, Inc. since 1995. Previously, Mr. Gallagher was Chief Executive Officer/North America for Reckitt & Coleman PLC, President and Executive Officer of Eastman Kodak’s subsidiary, L&F Products, and President of the Lehn & Fink Consumer Products Division at Sterling Drug. Mr. Gallagher was Corporate Vice President and General Manager of the Clorox Company and he began his career with the Procter and Gamble Company. He also serves as a director of Playtex Products, Inc., Allergan, Inc., Grocery Manufacturers Association, the Association of Sales and Marketing Companies, the Haas School of Business at the University of California (Berkeley) and the Board of Trustees of St. Luke’s School.

William F. Miller III has been a director since November 1999. Mr. Miller also serves as a member of the Company’s Audit, Compensation, Corporate Governance and Stock Plan Committees. Mr. Miller is currently Chairman, Chief Executive Officer and a director of Health Management Systems, Inc., a healthcare information technology company. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of Emcare Holdings, an emergency medical services company. Prior to joining Emcare, Mr. Miller held financial and management positions in the healthcare industry, including positions as chief executive officer and chief financial officer of various hospitals, and administrator/director of operations of a multi-specialty physician group practice. Mr. Miller also serves as a director of Lincare Holdings, Inc.

Andrew M. Stern has been a director since November 2001. Mr. Stern also serves as a member of the Company’s Audit and Corporate Governance Committees. Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm, since 1983. Mr. Stern also serves as a director of Dallas National Bank and as an advisory director of NeoSpire, Inc. In addition, he serves as the Chairman of the Medical City Dallas Hospital.

Douglas D. Wheat has been a director since November 1999. Mr. Wheat also serves as a member of the Company’s Executive and Corporate Governance Committees. Mr. Wheat has served as President of Haas Wheat & Partners, L.P., a private investment firm specializing in leveraged acquisitions, since 1992. He also serves as a director of Playtex Products, Inc., Nebraska Book Company, Inc. and NBC Acquisition Corp.

Susan R. Nowakowski joined the Company in 1990 and has been the Company’s Chief Operating Officer since December 2000, the Company’s Secretary since October 2001 and Executive Vice President since January 2002. Ms. Nowakowski served as the Company’s Senior Vice President of Business Development from September 1998 to December 2000. Following the Company’s acquisition of Medical Express, Inc., she was additionally appointed President of Medical Express, Inc. in April 1999. She also served as the Company’s Chief Financial Officer and Vice President of Business Development from 1990 to 1993 and 1993 to 1998, respectively. Prior to joining the Company, Ms. Nowakowski worked as a financial analyst at a subsidiary of Eli Lilly & Co. and as the finance manager of BioVest Partners, a venture capital firm. Ms. Nowakowski also serves as a director of Playtex Products, Inc.

Donald R. Myll has been the Company’s Chief Financial Officer, Chief Accounting Officer and Treasurer since May 2001. From September 1999 through October 2000, he served as Executive Vice President and Chief Financial Officer of Daou Systems, Inc. a publicly-traded technology services company in the healthcare industry. From September 1998 to September 1999, Mr. Myll served as President, Chief Executive Officer and a director of Hearing Science, Inc., a multi-state provider of hearing care services. From March 1997 to September 1998, Mr. Myll was a consultant to TheraTx, Inc., a publicly-traded national healthcare provider of rehabilitation, post acute and long-term care services, as well as other venture capital and entrepreneurial organizations in the healthcare industry. From June 1990 to March 1997, Mr. Myll served as Executive Vice President and Chief Financial Officer of TheraTx, Inc.

Vote Required

The vote required for the election of directors is a plurality of the votes cast and entitled to vote on the election of directors, provided a quorum is present. Abstentions and broker non-votes will not affect the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE SIX (6) DIRECTOR NOMINEES NAMED ABOVE.

Meetings of the Board of Directors and Certain Committees of the Board of Directors

During 2002, the Board of Directors met six times and took action by unanimous written consent four times. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the number of meetings of committees of the Board of Directors (during the periods that he served on such committees).

The Company has standing Audit, Compensation, Executive, Corporate Governance and Stock Plan Committees, whose current functions and members are described below.

Audit Committee.    The Audit Committee is composed of William F. Miller III, Michael R. Gallagher and Andrew M. Stern. The duties of the Audit Committee are set forth in its charter, which was adopted by the Board of Directors on October 17, 2001. This committee is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company’s internal accounting controls and its audited consolidated financial statements, (ii) reviews with the Company’s independent auditors the scope of their audit, their report and their recommendations, (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them and (iv) recommends the action to be taken with respect to the appointment of the Company’s independent auditors. All of the members of the Audit Committee are independent as defined by Sections 303.01(B)(2)(a) and (3) of the Listed Company Manual of the New York Stock Exchange, Inc. The Audit Committee met eight times in 2002.

Compensation Committee.    The Compensation Committee is composed of Michael R. Gallagher and William F. Miller III. The Compensation Committee reviews and approves the compensation of the Company’s executive officers and senior management and administers the Company’s employee benefit plans. The Compensation Committee met once and took action by unanimous written consent six times in 2002.

Executive Committee.    The Executive Committee is composed of Robert B. Haas, Steven C. Francis and Douglas D. Wheat. The Executive Committee exercises the power of the Board of Directors in the interval between meetings of the Board of Directors. The Executive Committee did not meet in 2002.

Corporate Governance Committee.    The Corporate Governance Committee is composed of Andrew M. Stern, Douglas D. Wheat and William F. Miller III. The Corporate Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors, develops and recommends corporate governance guidelines applicable to the Company and reviews the Board of Director’s performance on an annual basis. The Corporate Governance Committee will not consider nominees recommended by shareholders. The Corporate Governance Committee was formed in October 2002 and did not meet in 2002.

Stock Plan Committee.    The Stock Plan Committee is composed of Michael R. Gallagher and William F. Miller III. The Stock Plan Committee administers the Company’s stock-based and certain other incentive compensation plans. The Stock Plan Committee met three times in 2002.

Compensation of Non-Employee Directors

The Company pays non-employee directors annual remuneration of $10,000, $2,500 for each Board of Directors meeting that they attend and $1,000 for each Committee meeting that they attend which is not held on the same day as a Board of Directors meeting. Directors are also reimbursed for out-of-pocket expenses incurred in connection with such service.

On January 17, 2002, the Company granted to each of Michael R. Gallagher, William F. Miller III, and Andrew M. Stern options to purchase 9,000 shares of Common Stock at an exercise price equal to $22.98 per share, the fair market value of the Common Stock on the date of grant. These options vest over 5 years with the first 20% becoming exercisable on the first anniversary of the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

The Company believes that all of its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements under Section 16(a) applicable to them in 2002.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 2002, 2001 and 2000 fiscal years of those persons (the “named executive officers”) who were the (i) Chief Executive Officer and (ii) two other most highly-compensated executive officers of the Company at the fiscal year ended December 31, 2002.

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year		Salary($)	Bonus($)	All Other Compensation($)(1)	Restricted Stock Awards	Number of Securities Underlying Options
Steven C. Francis President and Chief Executive Officer	2002 2001 2000		452,885 410,577 304,875	450,000 400,000 300,000	519 6,514 1,950	— — —	200,000 — 746,493

Susan R. Nowakowski Executive Vice President, Chief Operating Officer and Secretary	2002 2001 2000		328,846 292,308 181,496	168,000 154,000 91,000	14,486 6,485 1,950	— — —	60,000 — 321,451

Donald R. Myll Chief Financial Officer, Chief Accounting Officer and Treasurer	2002 2001	(2)	251,442 135,573	140,000 77,700	9,874 —	— —	50,000 458,804

(1)	Amounts consist of compensation received from employer matching contributions to the Company’s Executive Non-Qualified Excess Plan.

(2)	Mr. Myll’s 2001 salary has been prorated to reflect his employment with the Company since May 2001.

Option/SAR Grants in 2002

The Company granted the following stock option awards to named executive officers in 2002. The Company has never issued any stock appreciation rights.

Name	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in 2002	Exercise price (per share)	Expiration Date	Present Value of Grant at Grant Date($)(2)
Steven C. Francis	200,000	31.1%	22.98	January 17, 2012	2,502,915

Susan R. Nowakowski	60,000	9.3%	22.98	January 17, 2012	750,874

Donald R. Myll	50,000	7.8%	22.98	January 17, 2012	625,729

(1)	Options to purchase an aggregate of 310,000 shares of Common Stock were granted to the named executive officers during 2002. These options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options vest over 4 years, with the first 25% becoming exercisable on the first anniversary of the date of the grant.

(2)	The present value of stock option grants is determined using the Black-Scholes option-pricing model with the following assumptions:

Expected life	5 years
Risk-free interest rate	2.78%
Volatility	62%
Dividend yield	0%

Equity Compensation Plan Information at December 31, 2002

The following table sets forth information as of December 31, 2002 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,782,401	7.21	1,227,255
Equity compensation plans not approved by security holders	—	—	—
Total	5,782,401	7.21	1,227,255

Aggregated Option Exercises in 2002 and Year-End Option Values

The following table sets forth information concerning options that the Company’s named executive officers exercised during 2002 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. The table also reports values for “in-the-money” options that represent the positive spread between the exercise prices of such options and $16.91 per share, the closing sale price of the Common Stock on the New York Stock Exchange on December 31, 2002.

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven C. Francis	—	—	1,888,221	1,078,228	23,679,614	10,438,632
Susan R. Nowakowski	165,200	4,493,440	300,541	255,063	3,768,087	2,385,270
Donald R. Myll	91,760	2,010,462	22,941	394,103	179,399	2,690,885

Compensation Committee Interlocks and Insider Participation

One of the Company’s directors, Michael R. Gallagher, serves as the Chief Executive Officer of Playtex Products, Inc. and serves as a member of the Company’s compensation committee. The Company’s Executive Vice President, Chief Operating Officer and Secretary, Susan R. Nowakowski, also serves as a director of Playtex Products, Inc.

Management Compensation Incentive Plans

Bonus Plans

The Company’s Senior Management Bonus Plan provides incentives and rewards to some senior members of management for achievement of annual financial goals. The Compensation Committee administers the bonus plan. The Board of Directors may resolve to administer the plan, thereby assuming all the functions of the Compensation Committee under the plan. Under the bonus plan, subject to the Board of Director’s approval, the Compensation Committee designates for each “performance period” (which is the period during which performance is measured to determine the level of attainment of an award) which participants are eligible for an award, the performance criteria for the performance period and the maximum award. This information is communicated to each participant prior to or during the performance period.

The Board of Directors has the power to amend the plan at any time and may amend any outstanding award granted under the plan, subject to grantee consent in appropriate instances. Adopting and maintaining this bonus plan does not preclude the Board of Directors from making compensation or award arrangements outside of the plan.

Stock Option Plans

In July 2001, the Company’s 2001 Stock Option Plan (the “2001 Plan”) was established to provide a means to attract and retain employees. The maximum number of options to be granted under the 2001 Plan is 2,178,013. Subject to certain conditions, unless the 2001 Plan is otherwise modified, a maximum of 544,500 options may be granted to any one person in any calendar year. Exercise prices will be determined at the time of grant and will be no less than fair market value of the Common Stock. Unless otherwise provided at the time of the grant, the options vest and become exercisable in increments of 25% on each of the first four anniversaries of the date of grant. The 2001 Plan expires on July 23, 2011. At December 31, 2002, 875,981 shares of Common Stock were reserved for future grants under the 2001 Plan.

In November 1999, the Company established two performance stock option plans, the 1999 Performance Stock Option Plan and the 1999 Super Performance Stock Option Plan (collectively, the “1999 Plans”), to provide for the grant of options to the Company’s senior management. The number of shares of Common Stock authorized for issuance under the 1999 Plans is 5,532,923. At December 31, 2002, 351,274 shares of Common Stock were reserved for future grants under the 1999 Plans. The 1999 Plans terminate on November 18, 2009. Pursuant to the amended provisions of the 1999 Plans, all options granted prior to the Company’s initial public offering under the 1999 Plans are fully vested. At least 50% of each holder’s options became exerciseable during 2002.

Executive Nonqualified Excess Plan

The Company’s subsidiary, AMN Healthcare, Inc., adopted an Executive Nonqualified Excess Plan in January 2002 in order to assist members of the Company’s senior management to elect to defer some compensation. The Executive Nonqualified Excess Plan is not intended to be tax qualified and is an unfunded plan. This plan is primarily composed of deferral credits and all income and losses attributable thereto. Discretionary matching contributions to the plan are made that vest incrementally so that the employee is fully vested in the match following five years of employment with the Company.

Employment and Severance Agreements

The Company is party to an employment agreement with Steven C. Francis which provides that Mr. Francis will serve as the Company’s President and Chief Executive Officer and as a member of the Board of Directors until December 31, 2003 (and thereafter automatically for additional one-year periods unless either party gives prior written notice of its intent to terminate the agreement) or until the Company terminates his employment or he resigns, if earlier. The agreement provides that Mr. Francis will receive a base salary of $300,000 per year (increased annually at the discretion of the Board of Directors), an annual bonus opportunity subject to meeting certain performance based criteria, participation in the Company’s stock option plans, eligibility in the Company’s employee benefit plans and other benefits provided in the same manner and to the same extent as to the Company’s other senior management.

Mr. Francis’s employment agreement provides that he will receive severance benefits if the Company voluntarily terminates his employment for any reason other than “cause” (as defined in the agreement), in the event of his disability or death or if he terminates his employment for “good reason” (as defined in the agreement). In the event of such termination, Mr. Francis or his estate, as applicable, will be entitled to any earned but unpaid base salary, an immediate lump sum severance payment of two years of base salary, plus his bonus for the year of termination. In addition, Mr. Francis has the right to resign for any reason or no reason within 90 days following a “change of control” (as defined in the agreement) and have such resignation be treated as “good reason.”

Under some circumstances, amounts payable under Mr. Francis’s employment agreement are subject to a full “gross-up” payment to make Mr. Francis whole in the event that he is deemed to have received “excess parachute payments” under Section 280G and 4999 of the Internal Revenue Code.

Mr. Francis’s employment agreement also contains a confidentiality agreement and a covenant not to solicit during its term and for a period of two years thereafter.

The Company also is party to executive severance agreements with two executive officers, Susan R. Nowakowski and Donald R. Myll. These executives’ severance agreements provide that they will receive severance benefits if the Company without cause (as defined in the agreements) terminates their at-will employment. Such benefits include cash payments over a 12-month period equal to their annual salary plus reimbursement for the COBRA costs for their health insurance for that 12-month period (or until the executive becomes eligible for comparable coverage under another employer’s health plans, if earlier). Each executive severance agreement contains a requirement that the executive execute the Company’s standard covenant not to solicit and general release of all claims form as a condition to receiving the severance payments.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board, which met once and took action by unanimous written consent six times last year, reviews and approves the compensation of the Company’s officers and management personnel and administers the Company’s employee benefit plans.

Policy and Performance Measures

As indicated above, the key elements of the compensation payable to the Company’s principal executives other than the Chief Executive Officer are base salary, bonuses as determined under the Company’s Senior Management Bonus Plan, standard employee benefits and long-term incentives in the form of incentive and non-incentive-based stock options. In general, significant portions of total compensation are performance based.

Adjustment of base salaries involves consideration of competitive data, assessment of performance, position tenure and internal comparability. Executives are eligible to receive annual cash bonuses based on a review of the Company’s overall profitability and such executives’ performance during the year for which such a bonus is payable.

Chief Executive Officer Compensation and Policy and Performance Measures

The Company is party to an employment agreement with Steven C. Francis which provides that Mr. Francis will serve as President and Chief Executive Officer and as a member of the Board of Directors, with automatic one-year extensions. The agreement provides for a base salary of $300,000 (increased annually at the discretion of the Board of Directors), as well as a discretionary bonus subject to certain performance based criteria. Mr. Francis also participates in the Company’s stock option plans and is eligible to participate in the Company’s employee benefit plans, as well as other benefits provided in the same manner and to the same extent as other members of senior management. See “Employment and Severance Agreements.” The Board of Directors approved and ratified the compensation paid to Mr. Francis for 2002 based on Mr. Francis’ status as a co-founder of the Company, his business experience and his responsibilities to, among other things, guide the Company’s daily affairs and the Company’s long-term strategic plan. The Compensation Committee believes that Mr. Francis’ compensation in 2002 was comparable to compensation packages of chief executive officers of other companies similar to the Company.

Compensation Committee Members

Michael R. Gallagher

William F. Miller III

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. KPMG is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls which management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. In giving the Audit Committee’s recommendation to the Board of Directors, they have relied on management’s representations that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of KPMG as the Company’s independent auditors. The members of the Audit Committee are independent as defined by Section 303.01(B)(2)(a) and (3) of the Listed Company Manual of the New York Stock Exchange, Inc.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG the firm’s independence from the Company and its management. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for their audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management, KPMG and the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

Audit Committee Members

William F. Miller III

Michael R. Gallagher

Andrew M. Stern

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with the HWP Stockholders

AMN Acquisition Corp. was formerly the Company’s controlling stockholder and was owned by certain affiliates of Haas Wheat & Partners, L.P. (“HWP stockholders”). Robert B. Haas and Douglas D. Wheat, two of the Company’s directors, are affiliates of the HWP stockholders and have indirect equity interests in the HWP stockholders.

During 2002, the Company paid an affiliate of the HWP stockholders a fee for management advisory services provided to the Company in the amount of $138,900.

Transactions with Directors

The Company secured services from an advertising agency in which Steven C. Francis held a 30% interest. Mr. Francis sold his interest in this agency during March 2002. The Company incurred expenses related to the services provided by this advertising agency of $15,000 from January 1, 2002 through the date of sale.

PROPOSAL 2:

APPROVAL OF SENIOR MANAGEMENT INCENTIVE BONUS PLAN

On March 14, 2003, the Board of Directors proposed and recommended that stockholders approve the Senior Management Incentive Bonus Plan for purposes of 162(m) of the Internal Revenue Code.

Vote Required

The vote required for the approval of the Senior Management Incentive Bonus Plan (“Bonus Plan”) is the affirmative vote of a majority of the voting power cast (in person or by proxy) and entitled to vote on this proposal. An abstention from voting on the proposal will have the effect of a “no” vote. Broker non-votes are considered not cast.

Summary of the Bonus Plan

The following description of the Bonus Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is attached as Exhibit 1 to this Proxy Statement.

Purpose

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to their chief executive officer, or any of their other four most highly compensated executive officers (“Named Executive Officers”), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (the “Section 162(m) Limitations”). One of those conditions requires the Company to obtain stockholder approval of the material terms of the performance goals set by a committee of outside directors. The Bonus Plan is intended to satisfy the Section 162(m) Limitations.

The purpose of the Bonus Plan is to establish a program of incentive compensation for Named Executive Officers and other key employees of the Company and its subsidiaries that is directly related to the performance results of the Company and such individuals. If the applicable performance goals are satisfied, this proposal would enable the Company to pay performance based compensation to Named Executive Officers of the Company and to obtain tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code.

Administration

The Bonus Plan is administered by a committee that is selected by the Board and is composed of two or more members of the Board, each of whom is required to be an “outside director” (within the meaning of Section 162(m) of the Code). The Board has designated the Compensation Committee of the Board to act as this committee. The Compensation Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Bonus Plan, including authority to determine eligibility for participation, establish the maximum award which may be earned by each participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant, calculate and determine each participant’s level of attainment of such goals, and calculate the Bonus Award for each participant based upon such level of attainment. Except as otherwise specifically limited in the Bonus Plan, the Compensation Committee has full power and authority to construe, interpret, and administer the Bonus Plan.

Eligibility

Any officer or other key employee of the Company and its subsidiaries selected by the Compensation Committee, in its sole discretion, shall be eligible to participate in the Bonus Plan. As of December 31, 2002, there were approximately nine employees of the Company who could, if selected by the Compensation Committee, participate in the Bonus Plan.

Bonus Awards and Performance Goals

The Bonus Plan provides that the Compensation Committee shall designate for each “Performance Period” (which is the period during which performance is measured to determine the level of attainment of an award) which participants will be eligible for awards. The Performance Period is the fiscal year of the Company, which is currently the calendar year.

The Compensation Committee will establish for each Performance Period a maximum award (and, if the Compensation Committee so determines, a target and/or threshold award) and goals relating to the Company, subsidiary, divisional, departmental and/or functional performance for each participant (the “Performance Goals”) and communicate such Performance Goals to each participant prior to or during the applicable Performance Period. Participants will earn Bonus Awards based upon the level of attainment of the applicable Performance Goals during the applicable Performance Period, as and to the extent established by the Compensation Committee.

The Performance Goals will be based on attainment of specific levels of performance of the Company (or of a subsidiary, division, department or function thereof) with reference to one or more of the following criteria: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) stockholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense ratio and (xxii) any other objective value-based performance measure.

As soon as practicable following the end of the applicable Performance Period, the Compensation Committee will certify the attainment of the Performance Goals and will calculate the Bonus Award, if any, payable to each participant. Bonus Awards will be paid in a lump sum cash payment, as soon as practicable following the determination of the amount thereof by the Compensation Committee. The Compensation Committee retains the right to reduce any Bonus Award, in its discretion. The maximum amount payable to a participant who is a Named Executive Officer in respect of a Bonus Award that is intended to qualify for the performance-based exception to Section 162(m) of the Code is $3,000,000.

Effective Date; Termination and Amendment

If approved by the stockholders of the Company, the Bonus Plan will be effective January 1, 2004. The Compensation Committee may amend, suspend or terminate the Bonus Plan at any time; provided, however, that no amendment may be made without the approval of the Company’s stockholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

New Plan Benefits

Because amounts payable under the Bonus Plan are based on satisfaction of certain Performance Goals in each applicable Performance Period, it cannot be determined at this time what amounts, if any, will be received by any participants under the Bonus Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMN HEALTHCARE SERVICES, INC. SENIOR MANAGEMENT INCENTIVE BONUS PLAN.

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF

INDEPENDENT AUDITORS

On February 11, 2003, upon the recommendation of the Audit Committee, the Company’s Board of Directors selected KPMG to serve as the independent auditors of the Company for the fiscal year ending December 31, 2003. The Board of Directors proposes and recommends that the stockholders ratify this selection.

Representatives of KPMG are expected to be present at the Annual Meeting. They will be permitted to make a statement if they choose to do so and will be available to respond to appropriate questions.

Vote Required

The vote required for the ratification of the selection of KPMG is the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote on such ratification, provided that a quorum is present at the Annual Meeting. An abstention from voting on the proposal will have the effect of a “no” vote. Broker non-votes are considered not cast and therefore will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Robert B. Haas, the Company’s Chairman of the Board, and the HWP stockholders beneficially own shares representing approximately 45.8% of the voting power of the Common Stock and have informed the Company that they intend to cause all such shares to be voted in favor of Proposals 1, 2 and 3 listed in the accompanying Notice of Meeting. See the table and footnote (1) below for a description of the group comprised of the HWP stockholders and other persons and entities affiliated with them.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes options and warrants which are exercisable within sixty days of the Record Date.

Name	Number of Shares Beneficially Owned	Percent of Class
Robert B. Haas (1)	17,666,300	45.8%
HWH Capital Partners, L.P.	8,213,573	21.3%
HWH Nightingale Partners, L.P.	6,296,077	16.3%
HWP Nightingale Partners II, L.P.	2,269,949	5.9%
HWP Capital Partners II, L.P.	886,701	2.3%
Steven C. Francis (2)	2,155,143	5.3%
William F. Miller III (3)	177,544	*
Douglas D. Wheat (4)	—	—
Michael R. Gallagher (5)	1,800	*
Andrew M. Stern (6)	2,300	*
Susan R. Nowakowski (7)	315,841	*
Donald R. Myll (8)	38,541	*
All directors, director nominees and executive officers as a group (9)	20,357,469	52.8%

* Less than 1%

(1)	Represents shares held by the following entities:
•	8,213,573 shares held by HWH Capital Partners, L.P.

•	6,296,077 shares held by HWH Nightingale Partners, L.P.

•	2,269,949 shares held by HWP Nightingale Partners II, L.P.

•	886,701 shares held by HWP Capital Partners II, L.P.

The ultimate general partner of each of these limited partnerships is either a limited liability company or a corporation, in each case controlled by Mr. Haas. By virtue of his control over each such limited liability company and corporation, Mr. Haas has sole voting and dispositive power over these 17,666,300 shares. The address of each of the limited partnerships listed above is c/o Haas Wheat & Partners, L.P., 300 Crescent Court, Suite 1700, Dallas, Texas 75201.

(2)	Includes 214,422 shares owned by the Francis Family Trust dated May 24, 1996, of which Mr. Francis and his wife Gayle Francis are each Trustees, and 2,400 shares held in the aggregate by the children of Mr. Francis in custodial accounts under the control of Mr. Francis and Gayle Francis. As a result, Mr. Francis has investment power over these shares and is therefore deemed to have beneficial ownership of these shares. Also includes 1,938,221 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(3)	Mr. Miller’s address is c/o Health Management Systems, Inc., 2100 McKinney, Suite 1801, Dallas, Texas 75201. Includes 1,800 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(4)	Mr. Wheat’s address is c/o Haas Wheat Partners, L.P., 300 Crescent Court, Suite 1700, Dallas, Texas 75201.

(5)	Mr. Gallagher’s address is c/o Playtex Products, Inc., 300 Nyala Farms Road, Westport, Connecticut 06880. Includes 1,800 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(6)	Mr. Stern’s address is c/o Sunwest Communications, Inc., 5956 Sherry Lane, Dallas, Texas 75225. Includes 1,800 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(7)	Includes 315,541 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(8)	Includes 35,441 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(9)	The percentage of outstanding shares owned includes 17,666,300 shares owned by the HWP stockholders and 214,422 shares owned by the Francis Family Trust dated May 24, 1996. Includes 2,294,603 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date

COMPARATIVE STOCK PERFORMANCE GRAPHS

The graph below compares the total stockholder return on the Company’s Common Stock with the total stockholder return of (i) the New York Stock Exchange (“NYSE”) Market Index and (ii) the Dow Jones Group-Index of Health-Care Providers (“HEA”), assuming an investment of $100 on November 13, 2001 (the first day of trading in the Company’s common stock) in the Company’s Common Stock, the stocks comprising the HEA and the stocks comprising the NYSE Market Index.

COMPARE CUMULATIVE TOTAL RETURN

AMONG AMN HEALTHCARE, INC.

NYSE MARKET INDEX AND HEA INDEX

ASSUMES $100 INVESTED ON NOV. 13, 2001

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDING DEC. 31, 2002

OTHER MATTERS

Expenses of Solicitation

The Board of Directors is making this solicitation. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Annual Meeting, proxy statement, form of proxy and other soliciting material, as well as the cost of forwarding such material to the beneficial owners of the shares of record, will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies, by further mailings, personal conversations or by telephone but such individuals will not receive any additional compensation for these actions. The Company may reimburse brokers and others holding shares in their names or in the names of nominees for their reasonable out-of-pocket expenses incurred in sending the proxy materials to principals and beneficial owners. The Company may also use the services of paid solicitors.

Stockholder Proposals for the 2004 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next Annual Meeting. Any stockholder who desires to bring a proposal at the Company’s 2004 Annual Meeting of Stockholders without including such proposal in the Company’s proxy statement, must deliver written notice thereof to the Secretary of the Company not before November 29, 2003 and not later than February 7, 2004. Stockholder proposals intended to be included in the 2004 proxy statement must be received by the Company not before November 29, 2003 and not later than December 9, 2003 and otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

If a stockholder proposal is not properly submitted for inclusion in the 2004 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of the Company’s by-laws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

Independent Auditor Fees

During 2002, in addition to retaining KPMG to audit the consolidated financial statements for 2002, the Company retained KPMG to provide consulting and non-audit related services, including due diligence on potential acquisitions, tax consultation, tax return preparation and services related to the Company’s secondary offering by certain stockholders of the Company in May 2002.

Audit Fees:    KPMG billed $237,000 for services rendered for the annual audit of the Company’s consolidated financial statements for 2002 and reviews of consolidated financial statements included in the Company’s filings on Form 10-Q; and

Financial Information Systems Design and Implementation Fees:    There were no financial information systems design and implementation services rendered by KPMG to the Company during 2002; and

All Other Fees:    KPMG billed $695,000 for all other services rendered during 2002, consisting primarily of tax related services and services related to the Company’s secondary offering by certain stockholders.

Annual Report

Stockholders will receive with this proxy statement a copy of the Company’s Annual Report including the consolidated financial statements and the consolidated financial statement schedules as filed with the SEC for the fiscal year ended December 31, 2002. Stockholders wishing to receive additional copies may request so in writing at the following address:

AMN Healthcare Services, Inc.

Attention:    Denise L. Jackson, Esq.

                                    General Counsel

12235 El Camino Real, Suite 200

San Diego, California 92130

Other Business

As of the date of this proxy statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described in this proxy statement. Should other business be properly brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

EXHIBIT 1

AMN HEALTHCARE SERVICES, INC.

SENIOR MANAGEMENT INCENTIVE BONUS PLAN

I.	Purpose

The purpose of the Plan is to establish a program of incentive compensation for designated officers and/or key employees of Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key employees who make substantial contributions to the Company.

II.	Definitions

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means either (i) the Board or (ii) a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code). If at any time such a Committee has not been so designated, the Compensation Committee of the Board shall constitute the Committee or if there shall be no Compensation Committee of the Board, the Board shall constitute the Committee.

“Company” means AMN Healthcare Services, Inc. and each of its subsidiaries.

“Designated Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article XIII hereof to receive the amount, if any, payable under the Plan upon the Participant’s death.

“162(m) Bonus Award” means a Bonus Award that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VII.

“Participant” means any officer or key employee designated by the Committee to participate in the Plan.

“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Participant is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense ratio or (xxii) any other objective value-based performance measure.

Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made, if any, if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances

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render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code. In addition, at the time performance goals are established as to a 162(m) Bonus Award, the Committee is authorized to determine the manner in which the Performance Criteria related thereto will be calculated or measured to take into account certain factors over which the Participant has no control or limited control including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which shall be the fiscal year of the Company.

“Plan” means the AMN Healthcare Services, Inc. Senior Management Incentive Bonus Plan.

III.	Eligibility

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key employees of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV.	Administration

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

Notwithstanding the foregoing or any other provision of this Plan, (i) the Board may at any time or from time to time resolve to administer the Plan and, in such case, references herein to the Committee shall mean the Board when so acting as the Committee, and (ii) when the Committee is acting and not the Board, all of the Committee’s decisions under this Plan will be subject to approval by the Board.

V.	Bonus Awards

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

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VI.    Payment of Bonus Awards

Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

VII.    162(m) Bonus Awards

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

1.	No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved the Plan in a manner that complies with the shareholder approval requirements of Section 162(m) of the Code.

2.	A 162(m) Bonus Award may be made only by a Committee that is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

3.	The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

4.	No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

5.	The maximum amount of a 162(m) Bonus Award is $3,000,000 to a single Participant.

VIII.    Reorganization or Discontinuance

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

IX.    Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

X.	No Claim or Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

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XI.    Taxes

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

XII.    Designation and Change of Beneficiary

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

XIII.    Payments to Persons Other Than the Participant

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

XIV.    No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

XV.    Termination or Amendment of the Bonus Plan

The Committee may amend, suspend or terminate the Plan at any time, provided, however, that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

XVI.    Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

4

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XVII.    Governing Law

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

XVIII.    Other Compensation

Neither the establishment of this Plan nor the grant of a Bonus Award pursuant to this Plan shall prevent the Company from establishing other compensation plans or arrangements or making awards to any Participant pursuant to such other plans or arrangements.

XIX.    Effective Date

The effective date of the Plan is January 1, 2004.

5

PROXY

AMN HEALTHCARE SERVICES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2003

The undersigned, revoking all previous proxies, hereby appoints Robert B. Haas, Steven C. Francis and William F. Miller III, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN Healthcare Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 8, 2003 at 8:00 a.m. at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California, or at any adjournment or adjournments thereof, with all powers which the undersigned would possess if personally present.

1.	Election of six directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified:

	FOR	AGAINST	WITHHOLD AUTHORITY
Robert B. Haas	_______________	_______________	_______________
Steven C. Francis	_______________	_______________	_______________
Michael R. Gallagher	_______________	_______________	_______________
William F. Miller III	_______________	_______________	_______________
Andrew M. Stern	_______________	_______________	_______________
Douglas D. Wheat	_______________	_______________	_______________

2. Approval of the Company’s Senior Management Incentive Bonus Plan for purposes of Section 162(m) of the Internal Revenue Code.

	FOR	AGAINST	ABSTAIN
	_______________	_______________	_______________

3. Ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

	FOR	AGAINST	ABSTAIN
	_______________	_______________	_______________

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, this proxy will be voted FOR each of the six (6) nominees to the Board of Directors; FOR the approval of the Company’s Senior Management Incentive Bonus Plan, and FOR the ratification of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

Please sign exactly as your name appears on the mailing label. When joint tenants hold shares, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporate name by the president or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated: , 2003

Signature

Signature, if held jointly

Title, if signing as attorney, executor, administrator, trustee or guardian

Name (Print)

Number of shares of Common Stock owned

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY

PROMPTLY BY USING THE ENCLOSED ENVELOPE